Munich, December 20th. 2004



friendlyway AG officer & director chart



Klaus Trox
              business address:     friendlyway AG
                                    Muenchner Str. 12 - 16
                                    85774 Unterfoehring
                                    Germany

              residence:            Flurstrasse 2
                                    81675 Muenchen
                                    Germany

              present occupation:   CEO at friendlyway AG
              citizenship:          German



Andreas Stuetz
            business address:       friendlyway AG
                                    Muenchner Str. 12 - 16
                                    85774 Unterfoehring
                                    Germany

            residence:              Trogerstrasse 15
                                    81675 Muenchen
                                    Germany

            present occupation:     CMO at friendlyway AG
            citizenship:            German